UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2008

Ferro Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-584	34-0217820
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1000 Lakeside Avenue, Cleveland, Ohio		44114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-641-8580

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Ferro Corporation and three of its subsidiaries (Ferro Color & Glass Corporation, Ferro Pfanstiehl Laboratories, Inc. and Ferro Finance Corporation) amended Ferro Corporation’s asset securitization program by entering into (a) Amendment No. 1 to Second Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008, among Ferro Finance Corporation, CAFCO, LLC, Citibank, N.A., Citicorp North America, Inc., Ferro Color & Glass Corporation, Ferro Pfanstiehl Laboratories, Inc. and Ferro Corporation (the "RPA Amendment 1"), and (b) Amendment No. 2 to Second Amended and Restated Receivables Purchase Agreement, dated as of June 10, 2008, among Ferro Finance Corporation, CAFCO, LLC, Citibank, N.A., Citicorp North America, Inc., Ferro Color & Glass Corporation, Ferro Pfanstiehl Laboratories, Inc. and Ferro Corporation (the "RPA Amendment 2").

The primary effect of the RPA Amendment 1 was to extend the commitment termination date from June 3, 2008, to June 10, 2008, to provide for the negotiation of the amendments set forth in RPA Amendment 2.

The primary effects of the RPA Amendment 2 are to:

1. Extend the commitment termination date to June 2, 2009;
2. Reduce the program limit and bank commitment levels from $100 million to $75 million;
3. Increase the margin on the assignee rate to a flat rate of 3.0% from a variable rate. Previously, the assignee rate varied based partially on the Company's leverage ratio as set forth in Ferro Corporation's credit agreement. The assignee rate is an interest rate applicable in the event that the Company's receivables are purchased by Citibank, NA (in its capacity as the "Bank") instead of by CAFCO, LLC, the investor; and
4. Provide a mechanism for certain fees to be adjusted if an accounting-based consolidation event occurs, such as a change in accounting rules that would cause the banks to report the assets of CAFCO, LLC, the investor, on the banks' financial statements, as further described in the amendment.

In connection with these amendments, the administrative fees related to this program were increased to a maximum of $1.1 million on an annual basis. The administrative fees are variable based on the utilization of the program and the Company's leverage ratio as set forth in Ferro Corporation's credit agreement.

The foregoing summary is qualified in its entirety by reference to the text of the RPA Amendment 1 and RPA Amendment 2, which are filed as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 10.1: Amendment No. 1 to Second Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008, among Ferro Finance Corporation, as Seller; CAFCO, LLC, as the Investor; Citibank, N.A., as a Bank; Citicorp North America, Inc., as the Agent; Ferro Color & Glass Corporation and Ferro Pfanstiehl Laboratories, Inc., each as an Originator; and Ferro Corporation, as Originator and Collection Agent.

Exhibit 10.2: Amendment No. 2 to Second Amended and Restated Receivables Purchase Agreement, dated as of June 10, 2008, among Ferro Finance Corporation, as Seller; CAFCO, LLC, as the Investor; Citibank, N.A., as a Bank; Citicorp North America, Inc., as the Agent; Ferro Color & Glass Corporation and Ferro Pfanstiehl Laboratories, Inc., each as an Originator; and Ferro Corporation, as Originator and Collection Agent.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ferro Corporation

June 16, 2008	By:	Sallie B. Bailey

Name: Sallie B. Bailey
Title: Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 1 to Second Amended and Restated Receivables Purchase Agreement, dated as of June 3, 2008, among Ferro Finance Corporation, as Seller; CAFCO, LLC, as the Investor; Citibank, N.A., as a Bank; Citicorp North America, Inc., as the Agent; Ferro Color & Glass Corporation and Ferro Pfanstiehl Laboratories, Inc., each as Originators; and Ferro Corporation, as Originator and Collection Agent
10.2	Amendment No. 2 to Second Amended and Restated Receivables Purchase Agreement, dated as of June 10, 2008, among Ferro Finance Corporation, as Seller; CAFCO, LLC, as the Investor; Citibank, N.A., as a Bank; Citicorp North America, Inc., as the Agent; Ferro Color & Glass Corporation and Ferro Pfanstiehl Laboratories, Inc., each as Originators; and Ferro Corporation, as Originator and Collection Agent